As filed with the Securities and Exchange Commission on May 15, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                                               Registration No.
--------------------------------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                       NATIONWIDE FINANCIAL SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

   Delaware                   One Nationwide Plaza               31-1486870
(State or Other               Columbus, Ohio 43215            (I.R.S. Employer
Jurisdiction of                  (614) 249-7111              Identification No.)
Incorporation             (Address, including Zip Code,
or Organization)         of Principal Executive Offices)
                              --------------------

                       Nationwide Financial Services, Inc.
                       1996 Long-Term Equity Compensation
                                      Plan
                       -----------------------------------
                            (Full Title of the Plan)
                              --------------------
                                 W. Sidney Druen
                    Senior Vice President and General Counsel
                       Nationwide Financial Services, Inc.
                              One Nationwide Plaza
                              Columbus, Ohio 43215
                                 (614) 249-7640
                 (Name, Address and Telephone Number, Including
                        Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE


                                                        Proposed Maximum
Title of Securities              Amount To Be            Offering Price             Proposed Maximum              Amount Of
To Be Registered                  Registered                Per Share           Aggregate Offering Price       Registration Fee

Class A Common Stock,         2,600,000 shares (1)          $42.75   (2)             $111,150,000 (2)             $32,790(2)
par value $0.01 per share
=========================     =====================    ====================     =========================     ==================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional number of shares as may be made available for issuance by reason of the operation of the anti-dilution provisions of the Nationwide Financial Services, Inc. 1996 Long- Term Equity Compensation Plan.

(2) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) under the Securities Act and is based upon the average of the high and low sale prices of the Class A Common Stock, par value $0.01 per share, of Nationwide Financial Services, Inc. as reported in the consolidated reporting system on May 12, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December
31,  1997   (including  that  portion  of  the  Annual  Report  to  Shareholders incorporated by reference therein);

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (c) The Registrant's Current Report on Form 8-K dated April 29, 1998; and

     (d) The description of the Registrant's Class A Common Stock incorporated by reference in the Registrant's registration statement on Form 8-A (File No. 001-12785) from the Registrant's prospectus, dated March 5, 1997 (Reg. No. 333-18527).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


Item 6.   Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Other subsections of Section 145 further provide that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 1 of Article VI of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the DGCL. This Section further provides that the Registrant may advance expenses incurred by any director or officer in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to the indemnification by the Registrant.

     DGCL Section 145 also provides that any indemnification provided for therein may only be made upon a determination by (i) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders that the indemnitee has met the standard of conduct required by
Section 145 entitling him to such indemnification.

     DGCL Section 145 empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section
145. Section 3 of Article VI of the Registrant's Bylaws provides that the Registrant may purchase and maintain on behalf of any director or officer against any liability asserted against and incurred by such person arising out of the person's status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL.

     The Registrant has in force and effect a policy insuring the directors and officers of the Registrant against losses which they or any of them shall become legally obligated to pay for by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TWELFTH of the Registrant's Restated Certificate of Incorporation limits the liability of directors of the Registrant to the fullest extent permitted by Section 102(b)(7).

Item 8.   Exhibits.

*4(a) -- Restated Certificate of Incorporation of Nationwide Financial Services, Inc. (previously filed as Exhibit 3.1 to Registration No. 333-18527)

*4(b) -- Restated Bylaws of Nationwide Financial Services, Inc. (previously filed as Exhibit 3.2 to Registration No. 333-18527)

*4(c) --  Intercompany  Agreement among  Nationwide  Mutual  Insurance  Company,
          Nationwide  Corporation  and  Nationwide  Financial  Services,   Inc.
          (previously filed as Exhibit 10.1 to Registration No. 333-18527)

 5    --  Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

23(a) --  Consent  of  LeBoeuf,  Lamb,  Greene &  MacRae,  L.L.P.  (contained in
          Exhibit 5).

23(b) --  Consent of KPMG Peat Marwick LLP.

24    --  Power of Attorney (included on page II-4).

--------------------
     * Incorporated herein by reference.

Item 9.   Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Nationwide Financial Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 14th day of May, 1998.


                                            NATIONWIDE FINANCIAL SERVICES, INC.

                                            By:  /s/ Dimon Richard McFerson
                                               --------------------------------
                                               Dimon Richard McFerson
                                         Chairman and Chief Executive Officer --
                                              Nationwide Insurance Enterprise

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on May 14, 1998 by the following persons in the capacities indicated. Each person whose signature appears below hereby appoints and constitutes Joseph J. Gasper, W. Sidney Druen and Mark B. Koogler, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute in the name and on behalf of such person any amendment to this Registration Statement (including any post-effective amendment) and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person so acting deems appropriate, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute may do or cause to be done by virtue hereof.



          Signature                                     Title


 /s/ Dimon Richard McFerson            Chairman and Chief Executive Officer--
-----------------------------            Nationwide Insurance Enterprise and
   Dimon Richard McFerson                Director (Principal Executive Officer)


     /s/ Joseph J. Gasper              President and Chief Operating Officer
-----------------------------            and Director
      Joseph J. Gasper


    /s/ Robert A. Oakley               Executive Vice President--Chief Financial
-----------------------------            Officer (Principal Financial Officer
      Robert A. Oakley                   and Principal Accounting Officer)


     /s/ Arden L. Shisler                              Director
-----------------------------
      Arden L. Shisler


   /s/ Henry  S. Holloway                              Director
-----------------------------
        Henry  S. Holloway

          Signature                                     Title


   /s/ James F. Patterson                              Director
------------------------------
     James F. Patterson



     /s/ David O. Miller                               Director
------------------------------
       David O. Miller


 /s/ Charles L. Fuellgraf, Jr.                         Director
------------------------------
  Charles L. Fuellgraf, Jr.


 /s/ Lydia Micheaux Marshall                           Director
------------------------------
   Lydia Micheaux Marshall


    /s/ Donald L. McWhorter                            Director
------------------------------
     Donald L. McWhorter


   /s/ Gerald D. Prothro                               Director
------------------------------
      Gerald D. Prothro


/s/ James G. Brocksmith, Jr.                           Director
------------------------------
  James G. Brocksmith, Jr.

                                  EXHIBIT INDEX


Exhibit
Number      Description of Document

*4(a) Restated Certificate of Incorporation of Nationwide Financial Services, Inc. (previously filed as Exhibit 3.1 to Registration No. 333-18527).

*4(b) Restated Bylaws of Nationwide Financial Services, Inc. (previously filed as Exhibit 3.2 to Registration No. 333-18527).

*4(c) Intercompany Agreement among Nationwide Mutual Insurance Company, Nationwide Corporation and Nationwide Financial Services, Inc. (previously filed as Exhibit 10.1 to Registration No. 333-18527)

5           Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

23(a)       Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in
            Exhibit 5).

23(b)       Consent of KPMG Peat Marwick LLP.

24          Power of Attorney (included on page II-4).

--------------------
     * Incorporated herein by reference.